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                                                                  Exhibit (n)(2)

                       Consent of Independent Accountants

     We hereby consent to the use in this Registration Statement on Form N-2 of our report dated November 19, 2001 relating to the Statement of Assets, Liabilities, and Capital of Equity Securities Trust II, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
November 29, 2001